                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                                          MEDIUM4.COM, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials:

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                         ------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:
                              Ira I. Roxland, Esq.
                         Sonnenschein Nath & Rosenthal
                          1221 Avenue of the Americas
                            New York, New York 10020
                                 (212) 768-6700

                               MEDIUM4.COM, INC.
                         1220 COLLINS AVENUE, SUITE 100
                           MIAMI BEACH, FLORIDA 33139

                            ------------------------

                            NOTICE OF ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS
                                   TO BE HELD
                                       ON
                               DECEMBER 27, 2001

                            ------------------------

Dear Stockholders,

    On Thursday, December 27, 2001, Medium4.com, Inc. will hold its Annual Meeting of Stockholders at the Holiday Inn, 503 Washington Avenue, Kingston, New York. The meeting will begin at 11:00 a.m., local time.

    Only stockholders that own shares of common stock at the close of business on November 19, 2001 can vote at this meeting or any adjournment or postponement thereof. The meeting will be held for the following purposes:

    - To elect four directors to serve for the ensuing year;

    - To consider and vote upon a proposal to authorize the issuance of our common stock upon conversion of our Series A Convertible Preferred Stock;

    - To consider and vote upon a proposal to amend our certificate of incorporation to increase the authorized number of shares of common stock from 30,000,000 to 75,000,000; and

    - To transact such other business as may properly come before the meeting.

      Jonathan Braun
                                               CHIEF EXECUTIVE OFFICER

Miami Beach, Florida
November 30, 2001

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and promptly return it in the enclosed, self-addressed envelope. No additional postage is required if mailed within the United States. Any stockholder may revoke his or her proxy at any time before this meeting by giving notice in writing to our Chief Executive Officer, by granting a proxy bearing a later date or by voting in person at the meeting.

                               MEDIUM4.COM, INC.
                         1220 Collins Avenue, Suite 100
                           Miami Beach, Florida 33139

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                             QUESTIONS AND ANSWERS

Q:       WHO IS SOLICITING MY VOTE?

A: This proxy solicitation is being made and paid for by Medium4.com, Inc.

Q:       WHEN WAS THE PROXY STATEMENT MAILED TO STOCKHOLDERS?

A: This proxy statement was first mailed to stockholders on or about December 3, 2001.

Q:       WHAT MATTERS AM I VOTING ON?

A: (1) the election of nominees to serve on our Board of Directors for the ensuing year;

         (2) the authorization of the issuance of our common stock upon conversion of our Series A Convertible Preferred
         Stock; and

         (3) the amendment of our certificate of incorporation to increase the authorized number of shares of common stock from 30,000,000 to 75,000,000.

Q:       HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A:       The Board recommends a vote FOR each of the nominees, a vote
         FOR the proposal to authorize the issuance of our common stock upon conversion of our Series A Convertible Preferred
         Stock and a vote FOR the proposal to amend our certificate of incorporation to increase the authorized number of shares of common stock.

Q:       WHO IS ENTITLED TO VOTE?

A: Stockholders as of the close of business on November 19, 2001 (the "record date") are entitled to vote at the Annual
         Meeting.

Q:       HOW DO I VOTE?

A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the nominees and FOR the two proposals.

Q:       MAY I REVOKE MY PROXY?

A:       You have the right to revoke your proxy at any time before the Annual Meeting by:

             - giving written notice to such effect to our Chief
             Executive Officer, Jonathan Braun, at our address shown
               above;

             - voting in person at the Annual Meeting; or

             - returning a later-dated proxy card.

Q:       WHO WILL COUNT THE VOTES?

A:       Representatives of our transfer agent, American Stock
         Transfer & Trust Company, will count the votes.

Q:       IS MY VOTE CONFIDENTIAL?

A: Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to American Stock Transfer & Trust Company and handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit American Stock
         Transfer & Trust Company to tabulate and certify the vote and (2) as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential unless you ask that your name be disclosed.

Q:       HOW MANY SHARES CAN VOTE?

A. As of November 19, 2001, 28,133,796 shares of common stock were issued and outstanding. Every holder of common stock is entitled to one vote for each share held.

Q:       WHAT IS A QUORUM?

A: A majority of our shares of common stock outstanding and entitled to vote as of November 19, 2001 constitutes a quorum and must be present at the Annual Meeting, in person or by proxy, for the meeting to be held for the transaction of business.

         Directors will be elected by a plurality of the votes cast at the Annual Meeting. To be adopted, the proposal to authorize the issuance of our common stock upon conversion of our Series A Convertible Preferred Stock must receive the affirmative vote of the holders of a majority of the shares cast on the proposal. To be adopted, the proposal to amend our certificate of incorporation to increase the authorized number of shares of common stock must receive the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

         If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. An abstention has the same effect as a vote AGAINST a proposal. Broker non-votes are abstentions by brokers who have proxies that do not have specific voting instructions from their beneficial owners of the shares they hold. Broker non-votes will be counted as part of the quorum and will have the same effect as a vote AGAINST the proposal to amend our certificate of incorporation to increase the authorized number of shares of common stock. However, broker non-votes will not be counted for purposes of determining whether the proposal to authorize the issuance of our common stock upon conversion of our Series A Convertible Preferred Stock has been approved.

Q:       WHO CAN ATTEND THE ANNUAL MEETING?

A: All stockholders on November 19, 2001 can attend. If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker), and we will permit you to attend the Annual
         Meeting.

Q:       HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to I.
         William Lane, our Chairman, and Jonathan Braun, our Chief
         Executive Officer, to vote on such matters at their discretion.

Q:       WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?
A:       As of November 19, 2001, David Badner beneficially owned
         44.1% of our outstanding common stock. In addition, as of
         such date, Jonathan Braun, our Chief Executive Officer,
         beneficially owned 10.7% and I. William Lane, our Chairman, beneficially owned 9.2% of our outstanding common stock. If the proposal to authorize the issuance of our common stock upon conversion of our Series A Convertible Preferred Stock is approved, Inter Asset Japan LBO No. 1 Fund, a Japanese
         institutional investor, will beneficially own 41.5% of our then outstanding common stock and the amount of common stock beneficially owned by Messrs. Badner, Braun and Lane will be proportionately reduced to 25.8%, 6.3% and 5.4%,
         respectively, upon conversion of all of the shares of
         Series A Convertible Preferred Stock.
         Messrs. Badner, Braun and Lane each have advised us that he will vote in favor of the proposal to authorize the issuance of our common stock upon conversion of our Series A
         Convertible Preferred Stock and the proposal to amend our
         certificate of incorporation to increase the authorized
         number of shares of common stock. Accordingly, the votes of these persons are alone sufficient to adopt each of these
         proposals.
Q:       WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
         DUE?
A:       All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to
         Jonathan Braun, our Chief Executive Officer, at our address shown above, prior to August 3, 2002.
Q:       CAN A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF THE
         COMPANY?
A:       As a stockholder, you may recommend any person as a nominee for director by writing to Jonathan Braun, our Chief
         Executive Officer, at our address shown above.
         Recommendations must be received prior to August 3, 2002 for the 2002 annual meeting. They must be accompanied by the
         name, residence and business address of the nominating
         stockholder. They must include a representation that the
         stockholder is a record holder of our common stock or holds the stock through a broker. They must state the number of
         shares held. The recommendations must include a
         representation that the stockholder intends to appear in
         person or by proxy at the meeting of stockholders to
         nominate the individual(s) if the nominations are to be made at a stockholder meeting. They must include information
         regarding each nominee that would be required to be included in a proxy statement. They must also include a description of any arrangement or understanding between or among the
         stockholder and each and every nominee. Finally, the
         recommendations must include the written consent of each
         nominee to serve as a director, if elected.

                             ELECTION OF DIRECTORS

    There are currently three members of our Board of Directors. All such members are nominees for election this year: I. William Lane, Jonathan Braun and Junichi Watanabe. In addition, Inter Asset Japan LBO No. 1 Fund has requested representation on the Board. The current Board has consented to this request if the proposal to authorize the issuance of our common stock upon conversion of our Series A Convertible Preferred Stock is approved and if the designated nominee of Inter Asset Japan LBO No. 1 Fund is elected by a plurality of the votes cast at the Annual Meeting. Satoru Hirai is the designated nominee of Inter Asset Japan LBO No. 1 Fund.

    All directors are elected annually, and serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. If any director is unable to stand for re-election at this meeting, the Board may reduce the Board's size or designate a substitute. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

    I. WILLIAM LANE

                                                    DIRECTOR SINCE 1998

    AGE 79

    I. William Lane, PhD, has served as our Chairman of the Board since our inception in 1998. Since 1994, he has served as a consultant to Lane Labs, a natural medicine company founded upon Dr. Lane's teachings, primarily dealing with cancer research. Since 1989, he has also been the chairman of Cartilage Consultants, Inc., a company that researches and provides consulting services for the use of shark cartilage and other natural medicines. Dr. Lane is Chairman of the Center of Contemporary Diplomacy, Inc. He received his B.S. and Masters in Nutritional Science from Cornell University and his PhD in Agricultural Biochemistry and Nutrition from Rutgers University.

    JONATHAN BRAUN

                                                    DIRECTOR SINCE 1998

    AGE 51

    Jonathan Braun is the originator of the foreignTV.com concept. He has served as our Chief Executive Officer and a director since our inception. From 1995 to 1997, Mr. Braun was the president of Marinex Multimedia Corporation, a CD-rom publishing and Internet content provider company. He was the founder and, from 1991 to 1995, the President of Marinex, Inc., a public relations firm. He currently serves on the editorial board of Midstream, a monthly journal specializing in Israel and the Middle East. Mr. Braun is also president of the Center of Contemporary Diplomacy, Inc. He received his M.S. from the Columbia University School of Journalism and his B.A. in Political Science from the City College of New York, where he graduated phi beta kappa and magna cum laude.

    JUNICHI WATANABE

                                                    DIRECTOR SINCE 1999

    AGE 45

    Junichi Watanabe, an executive with extensive international business experience, has worked in the United Arab Emirates, Japan, Kuwait, Canada and other countries. Mr. Watanabe is a graduate of Keio University, Tokyo, Japan with a degree in economics.

    SATORU HIRAI

                                                    DESIGNEE OF INTER ASSET
                                               JAPAN LBO NO. 1 FUND

    AGE 35

    Satoru Hirai has been President and Chief Executive Manager of Pacific United Partners, Ltd. (HK), a consulting firm, since June 2000. Mr. Hirai served as Manager, Asia Desk, of Cargill Investor Services from June 1999 to June 2000, as Vice President, Foreign Fixed Income, of Salomon SmithBarney (Japan) Ltd. from June 1996 to September 1998 and as Assistant Manager (Analyst), Financial Marketing, of Jardine Matheson K.K. from June 1991 to May 1996. MR. HIRAI WILL BE A NOMINEE FOR ELECTION AS A DIRECTOR ONLY IF THE PROPOSAL TO AUTHORIZE THE ISSUANCE OF OUR COMMON STOCK UPON CONVERSION OF OUR SERIES A CONVERTIBLE PREFERRED STOCK IS APPROVED.

STATEMENT OF CORPORATE GOVERNANCE

    Our business is managed under the direction of the Board of Directors. The Board delegates the conduct of business to our senior management team. The Board held 15 meetings in fiscal 2000, at which all current directors were present.

    The Board has established two standing committees, an Audit Committee and a Compensation Committee. The Audit Committee, whose duties and responsibilities are described below under "Report of Audit Committee," was composed of Junichi Watanabe and Stanley Cantor during 2000. The Audit Committee held no meetings in 2000. Mr. Watanabe has been the sole member of the Audit

Committee since May 2001. The Board of Directors intends to appoint Satoru Hirai to the Audit Committee if he is elected to the Board.

    The Compensation Committee is responsible for oversight and administration of executive compensation. The Compensation Committee was composed of Junichi Watanabe, Jonathan Braun and Stanley Cantor during 2000. The Compensation Committee held no meetings in 2000. Messrs. Watanabe and Braun have been the only members of the Compensation Committee since
May 2001.

               AUTHORIZATION OF ISSUANCE OF OUR COMMON STOCK UPON
             CONVERSION OF OUR SERIES A CONVERTIBLE PREFERRED STOCK

PRIVATE PLACEMENT

    Since we commenced operations in April 1999, we have experienced net losses and expect to incur significant losses for the foreseeable future. On
October 30, 2001, we completed a private placement of 1,000 shares of our newly designated Series A Convertible Preferred Stock in order to obtain funds to meet our needs for additional working capital.

    The Series A Convertible Preferred Stock was privately sold to Inter Asset Japan LBO No. 1 Fund, a Japanese institutional investor, for an aggregate price of $1,000,000. The purchaser represented to us that it was acquiring these shares for investment.

    The Series A Convertible Preferred Stock carries no voting rights except as may be required by law, provides for the payment of dividends only when and if dividends are declared and paid on shares of our common stock and then in a like amount, provides for a liquidation preference of $1,000 per share and is not redeemable by us.

    Each share of Series A Convertible Preferred Stock is convertible at any time or from time to time into 20,000 shares of our common stock, or an aggregate of 20,000,000 shares of our common stock if all of the Series A Convertible Preferred Stock is converted. No conversion can occur unless and until such time as the holders of our common stock shall have voted upon and approved (i) the transaction by which the Series A Convertible Preferred Stock was issued and sold, as required by Rule 713 of the American Stock Exchange LLC, and (ii) an amendment to our Restated Certificate of Incorporation increasing our authorized common stock to at least 60,000,000 shares, which proposals are the subject of this proxy statement. If such proposals are adopted, Inter Asset Japan LBO No. 1 Fund will beneficially own 41.5% of our then outstanding common stock.

    The market price of the our common stock on October 30, 2001 was $0.18 per share.

WHY WE ARE REQUESTING STOCKHOLDER APPROVAL OF THIS PROPOSAL

    Based upon 28,133,796 shares of outstanding common stock on November 19, 2001, had all of the shares of Series A Convertible Preferred Stock been converted into shares of common stock on that date, those shares of common stock would have represented an approximately 41.5% equity interest in our company. The per share price of such common stock would be deemed to be $0.05.

    Rule 713 of the American Stock Exchange LLC provides that we must obtain stockholder approval before issuance, at a price per share below market value, of common stock, or securities convertible into common stock, equal to 20% or more of our outstanding common stock. We are requesting your approval to permit the holder of the Series A Convertible Preferred Stock to exercise its conversion rights to an extent greater than 20% of our outstanding common stock.

DISADVANTAGES OF ISSUING OUR COMMON STOCK UPON CONVERSION OF OUR SERIES A CONVERTIBLE PREFERRED STOCK

    INCREASED DILUTION

    The number of shares of our outstanding common stock will be significantly increased upon the conversion of the Series A Convertible Preferred Stock. When this occurs, there will be a substantial pro rata dilution to our current stockholders.

    INCREASED NUMBER OF SHARES AVAILABLE FOR PUBLIC SALE

    Upon the conversion of the Series A Convertible Preferred Stock, there will be a greater number of shares of common stock becoming eligible for sale in the public market commencing on October 30, 2002. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock.

    CHANGE OF CONTROL

    The conversion of the Series A Convertible Preferred Stock would result in the issuance of an approximately 41.5% equity interest in our company to Inter Asset Japan LBO No. 1 Fund, resulting in a change of control of our company.

    POTENTIAL FOR DISCOURAGING CERTAIN TENDER OFFERS

    The issuance or the potential for issuance of a large number of shares of common stock might tend to have the effect of discouraging tender offers for our company.

VOTE REQUIRED; BOARD RECOMMENDATION

    Approval of this proposal requires the affirmative vote of the holders of a majority of shares of our common stock voting, in person or by proxy, at the Annual Meeting. A broker who holds shares in street name will not be entitled to vote on this proposal without instructions from the beneficial owner. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                 TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

    The Board has unanimously approved an amendment to our certificate of incorporation to increase the number of shares of common stock which we shall be authorized to issue from 30,000,000 to 75,000,000.

WHY WE ARE REQUESTING APPROVAL OF THIS PROPOSAL

    We are requesting approval of this proposal because the terms of the Series A Convertible Preferred Stock require us to seek stockholder approval for an increase in our authorized common stock to at least 60,000,000 shares of common stock. The Board believes such action to be in the best interests of our company so as to make a sufficient number of shares of common stock available to satisfy our obligations under the Series A Convertible Preferred Stock, as well as for the reasons discussed in the following paragraph.

    We are also requesting approval of this proposal because we presently do not have a sufficient number of shares of common stock available for issuance upon exercise of our outstanding common stock purchase warrants and options. In addition to the 28,133,796 shares of common stock outstanding on the record date, 7,836,039 shares of common stock were reserved for issuance upon exercise of outstanding common stock purchase warrants and options, resulting in a deficiency of 5,969,835 shares of common stock. We need additional authorized but unissued shares of common stock in order to permit exercises of these outstanding common stock purchase warrants and options. We also need additional shares of common stock available for issuance pursuant to our employee benefit plans, possible acquisitions and financings and other corporate purposes.

    The additional shares of common stock may be issued from time to time as the Board may determine without further action by the stockholders. With the exception of issuances of common stock upon future conversions of the Series A Convertible Preferred Stock and future exercises of options granted pursuant to our employee benefit plans, as well as upon future exercises of outstanding common stock purchase warrants, no issuances of any additional shares of common stock authorized by the proposed amendment are presently contemplated. We do not currently have any agreements, arrangements or understandings with respect to any acquisition, financing, stock split or dividend.

    Stockholders do not currently possess, nor upon the adoption of the proposed amendment will then acquire, preemptive rights which would entitle such persons, as a matter of right, to subscribe for the purchase of any of our securities.

VOTE REQUIRED; BOARD RECOMMENDATION

    Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. A broker who holds shares in street name will not be entitled to vote on this proposal without instructions from the beneficial owner. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                           REPORT OF AUDIT COMMITTEE

    Our Board of Directors adopted as of June 16, 2000 a charter for the Audit Committee. The complete text of the charter, which reflects standards enunciated in new SEC regulations and the rules of the American Stock Exchange LLC, is attached as Appendix I to this proxy statement.

    - The Committee is charged with monitoring the preparation of annual financial reports by our management, including discussions with our management and our outside auditors about draft annual financial statements and significant accounting and reporting matters;

    - The Committee is responsible for matters concerning our relationship with our outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to us; and determining whether the outside auditors are independent (based in part of the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

    - The Committee oversees our management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

    The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter.

    In overseeing the preparation of our financial statements, the Committee met with both our management and our outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Our management advised the Committee that all financial statements were prepared in accordance with generally accepted principles, and the committee discussed the statements with both management and outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    With respect to our outside auditors, the committee, among other things discussed with Radin, Glass & Co., LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

    On the basis of these reviews and discussions, the Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          THE AUDIT COMMITTEE

                                          Junichi Watanabe

    April 9, 2001

                              INDEPENDENT AUDITORS

    The Audit Committee has recommended, and the Board has appointed, Radin, Glass & Co., LLP as our independent auditors for the 2001 fiscal year. Audit services provided by Radin, Glass & Co., LLP during fiscal 2000 included an audit of our financial statements. They reviewed our annual report on Form 10-K filed with the Securities and Exchange Commission and certain other filings that we made with the SEC. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

             FEES BILLED BY RADIN, GLASS & CO., LLP FOR FISCAL 2000

Audit Fees..................................................  $27,281
Financial Information System Design and Implementation
  Fees......................................................       --
All other fees (1)..........................................  $ 4,250

------------------------

(1) Included in "All other fees" are fees for consultation on accounting and financial reporting matters and tax services.

    A representative of Radin, Glass & Co., LLP is expected to attend the Annual Meeting. He or she will have the opportunity to speak at the meeting if he or she wishes and will also respond to appropriate questions.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    Set forth below is the aggregate compensation paid to Jonathan Braun, our chief executive officer, during the fiscal years ended December 31, 2000 and 1999 and our other executive officers whose total annual compensation exceeded $100,000 for the year ended December 31, 2000.

                                                          ANNUAL               LONG TERM COMPENSATION
                                                       COMPENSATION                    AWARDS
                                           YEAR     -------------------   --------------------------------
                                          ENDED                           NUMBER OF SHARES OF COMMON STOCK
NAME AND PRINCIPAL OCCUPATION            DEC. 31,    SALARY     BONUS            UNDERLYING OPTIONS
-----------------------------            --------   --------   --------   --------------------------------
Jonathan Braun.........................    2000     $183,150        --                      --
  Chief Executive Officer                  1999     $156,900        --                      --

Graham Cannon (1)......................    2000     $116,726        --                 170,000
  President                                1999     $ 78,669        --                 200,000

Marc D. Leve (1).......................    2000     $115,871        --                 100,000
  Vice-President--Legal                    1999     $ 69,231        --                      --
  Affairs and Secretary

------------------------

(1) During fiscal year ended December 31, 2000, many of our executive officers ceased working for us, including our former President and Chief Operating Officer, Graham Cannon; our Senior Vice President--Entertainment, Dennis Oppenheimer; our Treasurer and Principal Financial and Accounting Officer, Harold I. Berliner; our Senior Vice President--International Operations, Mr. Bruno Finel; and our Vice President--Legal Affairs, General Counsel and Secretary, Marc D. Leve. As of December 31, 2000, our employees had decreased in number from approximately 30 to 6.

OPTION GRANTS IN FISCAL 2000

                                     NUMBER OF SHARES    PERCENT OF TOTAL
                                        UNDERLYING      OPTIONS GRANTED TO   EXERCISE
NAME                                 OPTIONS GRANTED        EMPLOYEES         PRICE     EXPIRATION DATE
----                                 ----------------   ------------------   --------   ----------------
Jonathan Braun.....................           --                  --             --     --

Graham Cannon......................       20,000                 1.2%         $6.00     July 6, 2005
                                          75,000                 4.3%         $3.00     October 12, 2005
                                          75,000                 4.3%         $2.00     October 12, 2005

Marc D. Leve.......................      100,000                 5.8%         $6.00     July 6, 2005

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

                                                                  NUMBER OF SHARES OF
                                                                     COMMON STOCK              VALUE OF UNEXERCISED
                                                                      UNDERLYING                   IN-THE-MONEY
                                      NUMBER OF                   UNEXERCISED OPTIONS                 OPTIONS
                                       SHARES                    AT DECEMBER 31, 2000          AT DECEMBER 31, 2000
                                     ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                                  EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                 -----------   --------   -----------   -------------   -----------   -------------
Jonathan Braun.....................        --          --            --             --            --             --
Graham Cannon......................        --          --       188,000        182,000            --             --
Marc D. Leve.......................        --          --        33,334         66,666            --             --

EMPLOYMENT ARRANGEMENTS

    Jonathan Braun entered into a five-year agreement with us, effective commencing January 1, 1999, that sets forth the terms of his employment. Under the terms of the agreement, Mr. Braun's annual base salary shall be $150,000, with annual increases at a rate of not less than 10%. Mr. Braun will also receive a one-time bonus of $25,000 if and when we first achieve profitability. The agreement requires Mr. Braun to devote substantially his full-time business efforts to our affairs. The agreement also provides for the payment of severance to Mr. Braun in the event of our terminating his employment other than for "cause." The severance will be an aggregate lump sum equal to one year of Mr. Braun's minimum base salary at the date of termination, augmented by a like amount for each year of prior employment.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DOMAIN NAME LICENSE AGREEMENTS

    The Center of Contemporary Diplomacy, Inc. is a New York not-for-profit, tax-exempt organization formed in 1997 for the purpose of promoting and preserving world peace through public awareness and understanding of diplomacy in international relations. The Center was founded by I. William Lane, our Chairman, and Jonathan Braun, our Chief Executive Officer. Dr. Lane is currently serving as the Center's chairman and Mr. Braun is the Center's president.

    On January 1, 1999, we entered into exclusive license agreements with the Center and Mr. Braun, personally. Each of the agreements has substantially similar terms. The agreements afford us a 25-year exclusive license for unlimited use of (i) 95 different Internet Web site addresses (domain names) owned by the Center and (ii) 36 different addresses owned by Mr. Braun, including the name of our corporate home page, medium4.com. These 135 names constitute less than 10% of the approximately 1,500 domain names that we currently use or plans to use.

    Each of our exclusive licenses include the right to sublicense the use of the licensed Internet names to others. These agreements require us to pay the Center or Mr. Braun, as the case may be, an annual license fee of $600 per address for each of the first five years of the 25-year term, increasing by 5% each year thereafter through the 13th year, by 7% each year thereafter through the 21st year, by 10% each year through the 24th year and at a rate of $2,500 per address for the final year. These fees are payable irrespective of whether or not we use any or all of such addresses. As of December 31, 2000, we were delinquent in these payments to the extent of approximately $60,000.

    The annual payment by us to the Center was initially $57,000, increasing to $237,500 for the final year. Our annual payment to Mr. Braun was initially $21,600, increasing to $90,000 for the final year. In addition, we are obligated to pay an annual maintenance fee for the addresses, currently $35 per address, to a domain name registration service for each of the 25-year terms of these agreements. We are also obligated to indemnify the Center and Mr. Braun against any and all claims asserted against either of them relating to our use of the addresses. In addition, our agreement with the Center requires us to provide office space, on our premises, to the Center for three years for up to four employees of the Center.

    The licenses will automatically renew upon their scheduled expiration for additional terms of 25 years unless we, the Center and/or Braun agree otherwise. However, we may unilaterally terminate either license at any time by paying the Center or Braun, as the case may be, a sum equal to (i) the aggregate license fees payable to such licensor in the year in which we terminate the respective license and (ii) the aggregate respective license fee we would have been required to pay in the immediately subsequent year.

    The Center and Mr. Braun have agreed that for the term of our licenses, they will not register any further addresses containing the letters "TV" or stating or implying streaming or any other similar aspect of our business. Moreover, should they license any further addresses to us for our exclusive use, our license fee shall be equal to the initial registration fee paid by the licensor for its rights to use such addresses. Although we believe that the terms of the respective licensing arrangements are no less favorable to us than those we could have negotiated with persons having no relation to us, these arrangements should be viewed by investors as being non-arms-length in their nature.

INVESTMENT IN AFFILIATE

    We have a 10% ownership interest in our Japanese affiliate, foreignTVJapan, Inc., a Japanese entity that is involved in our affiliates program. In July 2000, we entered into an agreement with foreignTVJapan, Inc., amending our affiliate program in Japan. Under the amended agreement, foreignTVJapan, Inc. agreed to double the affiliate license fees payable under the original agreement and to pay a $300,000 lump sum on account of this increase. Junichi Watanabe, one of our directors, has the right to attend the meetings of the board of directors of foreignTVJapan, Inc. We do not exercise significant influence over the operating or financial policies of this entity.

                               SECURITY OWNERSHIP

    The following table sets forth the number and percentage of outstanding shares of our common stock as of November 19, 2001 by:

    - each person that is known by us to beneficially own five percent or more of our common stock;

    - each of our directors, nominated directors and named executive officers;
      and

    - all of our directors and executive officers as a group.

                                                    NUMBER OF SHARES              PERCENT
NAME                                             BENEFICIALLY OWNED (1)   BENEFICIALLY OWNED (2)
----                                             ----------------------   -----------------------
Inter Asset Japan LBO No. 1 Fund (3)...........               (4)                   (4)
David Badner (5)...............................        12,411,650(6)               44.1%
Amro International, S.A. (7)...................         1,980,000(8)                6.8%
Raebrook Group, LLC (9)........................           500,000                   1.8%
I. William Lane (10)...........................         2,595,750                   9.2%
Jonathan Braun (11)............................         3,013,900                  10.7%
Junichi Watanabe...............................            30,833(12)                 *
Satoru Hirai...................................               (3)(13)               (3)(13)
Graham Cannon..................................                 0(14)               0.0%
Marc D. Leve...................................           200,200(15)                 *
All executive officers and directors as a group
  (3 persons)..................................         5,640,483                  20.0%

------------------------

*   Less than 1.0%

(1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, all persons named herein have sole voting power and investment power with respect to their respective shares of our common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of our common stock. With respect to each stockholder, any shares issuable upon exercise of all options and warrants held by such stockholder that are currently exercisable or will become exercisable within 60 days of November 19, 2001 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Except as otherwise indicated, percentage ownership of our common stock is based on 28,133,796 shares of our common stock outstanding as of November 19, 2001.

(3) The address of Inter Asset Japan LBO No. 1 Fund is Atago Green Hills MORI Tower 35F, 2-5-1, Atago, Minato-Ku, Tokyo 105-6235, Japan.

(4) Inter Asset Japan LBO No. 1 Fund purchased 1,000 shares our newly designated Series A Convertible Preferred Stock on October 30, 2001. Each share of Series A Convertible Preferred Stock is convertible at any time or from time to time into 20,000 shares of our common stock, or an aggregate of 20,000,000 shares of our common stock if all of the Series A Convertible Preferred Stock is converted. No conversion can occur unless and until such time as the holders of our common stock shall have voted upon and approved
    (i) the transaction by which the Series A Convertible Preferred Stock was issued and sold, as required by Rule 713 of the American Stock Exchange LLC, and (ii) an amendment to our Restated Certificate of Incorporation increasing our authorized common stock to at least 60,000,000 shares, which proposals are the subject of this proxy statement. If such proposals are adopted, Inter Asset Japan LBO No. 1 Fund will beneficially own 41.5% of our then outstanding common stock.

(5) Based on information contained in a Schedule 13D jointly filed by David Badner and Raebrook Group, LLC on November 8, 2001. The address of David Badner is 275 Madison Avenue, Suite 1500, New York, New York 10016.

(6) Includes 500,000 shares of common stock held of record by Raebrook Group, LLC. Mr. Badner has shared voting power and shared dispositive power with respect to such 500,000 shares of common stock.

(7) The address of Amro International, S.A. is 1220 Collins Avenue, Suite 100, Miami Beach, Florida 33139.

(8) Includes 990,000 shares of common stock underlying currently exercisable warrants.

(9) The address of Raebrook Group, LLC is 275 Madison Avenue, Suite 1500, New York, New York 10016.

(10) The address of Mr. Lane is 80 Woodland Road, Apt. 4, Short Hills, New Jersey 07078.

(11) The address of Mr. Braun is 20 Holly Hill Lane, Katonah, New York 10536.

(12) Includes 3,333 shares of common stock underlying currently exercisable options.

(13) Mr. Hirai is the designated nominee of Inter Asset Japan LBO No. 1 Fund.

(14) Based on information provided to us for inclusion in our annual report on Form 10-K for the year ended December 21, 2000.

(15) Includes 100 shares of common stock underlying currently exercisable warrants.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

    Based solely on our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the fiscal year ended December 31, 2000, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were complied with except that Jonathan Braun was not timely in the filing of his annual report for the year ended December 31, 2000 of transactions relating to 13 purchases of our common stock.

                                 OTHER MATTERS

    The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.

                                                                      APPENDIX I

                               MEDIUM4.COM, INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    This charter governs the operation of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall initially be comprised of two directors, at least one of whom is independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

    The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In doing so, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts, for this purpose.

RESPONSIBILITIES AND PROCESSES

    The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

    - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to stockholders' approval.

    - The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

    - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

    - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                MEDIUM4.COM, INC.
                         1220 Collins Avenue, Suite 100
                           Miami Beach, Florida 33139


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints I. William Lane and Jonathan Braun as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them, to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Medium4.com, Inc.(the "Company") held of record by the undersigned on November 19, 2001, at the Annual Meeting of Stockholders to be held on Thursday, December 27, 2001, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                         (To Be Signed on Reverse Side)

1.       Election of Directors:

         (INSTRUCTION: To withhold authority to vote for any individual nominee, strike such nominee's name from the list at right)

     FOR all Nominees                       WITHHOLD AUTHORITY                 NOMINEES:
     listed at right (except as             to vote for all nominees listed    I. William Lane
     marked to the contrary at right)                                          Jonathan Braun
                                                                               Junichi Watanabe
                                                                               Satoru Hirai

                     [__]                                [__]


2. To consider and vote upon a proposal to authorize the issuance of our common stock upon conversion of our Series A Convertible Preferred Stock.


              FOR    [__]                   AGAINST      [__]                  ABSTAIN      [__]

3. To consider and vote upon a proposal to amend our certificate of incorporation to increase the authorized number of shares of common stock from 30,000,000 to 75,000,000.

              FOR    [__]                   AGAINST      [__]                  ABSTAIN      [__]


4.    To transact such other business as may properly come before the meeting.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                   --------------------------------------------
                                   Signature

                                   Date:
                                        ---------------------------------------

                                   --------------------------------------------
                                   Signature, if held jointly

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.